       MORGAN STANLEY INSTITUTIONAL FUNDS, TRUST - LONG DURATION PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

                                                                        Amount of     % of      % of
                                         Offering          Total         Shares     Offering    Funds
  Security      Purchase/     Size of    Price of        Amount of      Purchased   Purchased   Total                    Purchased
  Purchased    Trade Date    Offering     Shares         Offering        By Fund     By Fund    Assets      Brokers         From
  ---------    ----------    --------    --------    -----------------  ---------   ---------   ------   -------------  ------------
   General      04/16/08         -       $92.424     $2,000,000,000.00    100,000     0.00%     0.32%        Banc of        Lehman
   Electric                                                                                                 America        Brothers
Capital Corp.                                                                                             Securities
 Note 5.875%                                                                                                 LLC,
due 11/14/2038                                                                                             Goldman,
                                                                                                         Sachs & Co.,
                                                                                                            Lehman
                                                                                                           Brothers
                                                                                                         Inc., Morgan
                                                                                                           Stanley &
                                                                                                              Co.
                                                                                                         Incorporated,
                                                                                                          Castle Oak
                                                                                                          Securities,
                                                                                                             L.P.,
                                                                                                           Blaylock
                                                                                                          Robert Van,
                                                                                                         LLC, Samuel A.
                                                                                                          Ramirez &
                                                                                                              Co.,
                                                                                                             Inc.,
                                                                                                           Utendahl
                                                                                                            Capital
                                                                                                          Group, LLC,
                                                                                                         The Williams
                                                                                                            Capital
                                                                                                          Group, L.P.